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                                                                       EXHIBIT 2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76600) pertaining to the Fulton Financial Corporation Profit Sharing Plan of our report dated June 27, 2002, with respect to the financial statements and supplemental schedule of the Fulton Financial Corporation Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                         /s/ Smith Elliott Kearns & Company, LLC

         Hagerstown, Maryland
         July 16, 2002